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                  PURCHASE, ASSIGNMENT AND ASSUMPTION AGREEMENT


                                   dated as of

                                  April 1, 1997

                                     between

                         POLARIS AIRCRAFT INCOME FUND V

                                   as Assignor

                                       and

                         TRITON AVIATION SERVICES V LLC

                                   as Assignee


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                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

SECTION 1.          Definitions..........................................  1

SECTION 2.          Sale and Assignment.................................. 11

SECTION 3.          Purchase and Assumption.............................. 12

SECTION 4.          Purchase Price....................................... 12
         (a)        Payment of Purchase Price............................ 12
         (b)        Transfer of Income and Lessee Deposits............... 13
         (c)        First Effective Date; Mop-Up Date.................... 13
         (d)        Settlement of Income and Lessee Deposits............. 14

SECTION 5.          Representations and Warranties of Assignor;
                    Limitation of Warranty; Covenant with Respect
                    to Pre-Closing Actions............................... 16
         5.1        Representations and Warranties of Assignor........... 16
         (a)        Partnership Organization, Etc........................ 16
         (b)        Due Authorization; Non-Contravention................. 16
         (c)        Due Execution and Delivery; Enforceability........... 17
         (d)        Event of Default..................................... 17
         (e)        Total Loss........................................... 17
         (f)        Taxes................................................ 18
         (g)        Litigation........................................... 18
         (h)        Encumbrances......................................... 18
         (i)        Brokers' Fees........................................ 19
         (j)        Operative Agreements; Receivable Agreements.......... 19
         (k)        Title to Transferred Interests....................... 19
         (l)    Unfunded Commitments..................................... 20
         (m)    The outstanding principal amount of each Receivable...... 20
         5.2        Supplements to Schedules; Post-Signing Information.   20
         5.3        Limitation of Warranty............................... 20
         5.4        Actions with Respect to Transferred Interests........ 21

SECTION 6.          Representations and Warranties of Assignee;
                    Access Covenant...................................... 21
         6.1        Representations and Warranties of Assignee........... 21
         (a)        LLC Organization, Etc................................ 21
         (b)        Due Authorization; Non-Contravention................. 22
         (c)        Due Execution and Delivery; Enforceability........... 22



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         (d)        Litigation........................................... 22
         (e)        Compliance with Operative Agreements and Receivable
                    Agreements........................................... 23
         (f)        Non-Airline.......................................... 23
         (g)        Brokers' Fees........................................ 23
         (h)        Acquisition For Own Account.......................... 23
         6.2        Access Covenant...................................... 23

SECTION 7.          Conditions Precedent to the Obligations of Assignor.. 24
         (a)        Purchase Price....................................... 24
         (b)        Affidavit of Limited Control by a Non-U.S. Citizen... 24
         (c)        Escrow Agreement..................................... 24
         (d)        TASL "Keep Well" Agreement........................... 25
         (e)        TIL Keep Well Guaranty and Loan Guaranty............. 25
         (f)        Assignee Security Agreement.......................... 25
         (g)        Approvals and Consents............................... 25
         (h)        Due Authorization, Execution and Delivery............ 25
         (i)        Representations and Warranties....................... 26
         (j)        Organizational and Authorization Matters............. 26
         (k)        Illegality; No Proceedings........................... 27
         (l)        No Total Loss........................................ 27
         (m)        Opinions............................................. 27
         (n)        Location of Aircraft................................. 28
         (o)        TIL Balance Sheets................................... 28
         (p)        Other Instruments and Documents; Additional
                    Information.......................................... 28
         (q)        Outside Date......................................... 28
         (r)        No Pending Superior Proposal......................... 28
         (s)        Satisfaction of Conditions........................... 28
         (t)        Opinions............................................. 29
         (u)        Outside Date......................................... 29
         (v)        Superior Proposal.................................... 29

SECTION 8.          Conditions Precedent to the Obligations of Assignee.. 29
         (a)        Leases and Trust Agreements.......................... 29
         (b)        Due Authorization, Execution and Delivery............ 29
         (c)        Representations and Warranties....................... 29
         (d)        Schedules ........................................... 30
         (e)        Partnership Authorization Matters.................... 30
         (f)        Illegality; No Proceedings........................... 31
         (g)        Approvals and Consents............................... 31
         (h)        No Total Loss........................................ 31



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         (i)        Opinions............................................. 31
         (j)        Location of Aircraft................................. 32
         (k)        Other Instruments and Documents; Additional
                    Information.......................................... 32
         (l)        Outside Date......................................... 32
         (m)        Receivable Agreements................................ 32
         (o)        Opinion.............................................. 33

SECTION 9.          Payments............................................. 33

SECTION 10.         Certain Notices...................................... 33

SECTION 11.         Superior Proposal.................................... 34

SECTION 12.         Further Assurances................................... 35

SECTION 13.         Taxes and Indemnities................................ 35
         (a)        Transfer Taxes....................................... 35
         (b)        Notice of IRS Reports................................ 36
         (c)        Assignor's Indemnity................................. 36
         (d)        Assignee's Indemnity................................. 37
         (e)        Survival of Representations and Warranties........... 38

SECTION 14.         Indemnification Procedure............................ 38

SECTION 15.         Termination.......................................... 40

SECTION 16.         Miscellaneous........................................ 41
         (a)        Notices.............................................. 41
         (b)        Headings............................................. 42
         (c)        References........................................... 42
         (d)        GOVERNING LAW........................................ 42
         (e)        Severability......................................... 42
         (f)        Amendments in Writing................................ 42
         (g)        Expenses............................................. 43
         (h)        Execution in Counterparts............................ 43
         (i)        Entire Agreement..................................... 43
         (j)        Exhibits............................................. 43
         (k)        Assignment and Successors............................ 43
         (l)        Confidentiality...................................... 44





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EXHIBITS

Exhibit A           --     Form of Promissory Note
Exhibit B           --     Form of TASL Keep Well
Exhibit C-1         --     Form of TIL Keep Well Guaranty
Exhibit C-2         --     Form of TIL Loan Guaranty
Exhibit D           --     Form of Pledge and Security Agreement
Exhibit E           --     Form of SPV Provisions


SCHEDULES

Schedule 1                 --       Aircraft
Schedule 2                 --       Leases
Schedule 3                 --       Foreign Aircraft Engines
Schedule 4                 --       Other Operative Agreements
Schedule 4(a)              --       Purchase Price
Schedule 5                 --       Owner Trustees
Schedule 5(b)              --       Consents
Schedule 5(d)              --       Assignor Claims
Schedule 5(g)              --       Pending Litigation
Schedule 5(h)              --       Liens
Schedule 5(j)              --       Missing Documents
Schedule 6                 --       Trust Agreements
Schedule 7                 --       Unfunded Commitments
Schedule 8                 --       Receivables and Receivable Agreements



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                    This PURCHASE,  ASSIGNMENT AND ASSUMPTION  AGREEMENT (as the
same may be amended, modified or supplemented from time to time, this "Agreement"), dated as of April 1, 1997, is by and between POLARIS AIRCRAFT INCOME FUND V, a California limited partnership ("Assignor"), and TRITON AVIATION SERVICES V LLC, a California limited liability company ("Assignee").

                               W I T N E S E T H:

                    WHEREAS, Assignor desires to sell and assign to Assignee and Assignee desires to purchase and assume from Assignor all of Assignor's right, title and interest in and to the Transferred Interests;

                    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee agree as follows:


SECTION 1.          Definitions

                    In addition to the terms defined elsewhere herein, when used in this Agreement, the following terms have the meanings indicated below:

                    "Act" means Part A of subtitle VII of title 49, United States Code.

                    "actual  knowledge"  of  any  Person,  means  the  conscious awareness of facts or other  information by any director,  officer,  employee or agent of such Person, in either such case, who is (i) actively involved in negotiating the transactions contemplated by this Agreement or (ii) responsible, in the ordinary course, for administering, on behalf of Assignor, the transactions contemplated by the Operative Agreements or the Receivable Agreements.

                    "Affiliate" means, with respect to any Person, (i) each Person that, direct ly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, 20% or more of the Stock having ordinary voting power in the election of direc tors or manager of such Person,
(ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person and (iii) each of such Person's officers, directors, members, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.




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                    "After-Tax  Basis"  means on a basis  such that any  payment received or deemed to have been received by any Person shall be supplemented by a further amount paid to that Person, so that the recipient is held harmless on an after-Tax basis from all Taxes (calculated with respect to the highest applicable tax rate and taking into account any related credits or deductions allowed to the recipient of such payment in respect of the indemnified matters) resulting from the receipt (actual or constructive) of such payments and where the indemnitee is treated as a partnership for federal income tax purposes, the "highest applicable tax rate" means the highest applicable federal tax rate in effect for individuals at the time the indemnity payment is made plus 6%.

                    "Agreement" shall have the meaning assigned to it in the preamble hereof.


                    "Aircraft" means the aircraft more fully described on Parts A and B of Schedule 1 attached hereto and, with respect to each Foreign Aircraft, shall include (i) any and all Parts installed on or attached to any such Foreign Aircraft as of the Effective Time relating to such Foreign Aircraft (subject to any pooling, replacement or exchange rights arising under the Operative Agreements relating to such Foreign Aircraft), (ii) all Aircraft Documents relating to such Foreign Aircraft, (iii) the Engines and (iv) to the extent assignable by Assignor, all warranties of manufacturers or other vendors of such Foreign Aircraft, Engines or Parts relating thereto that are in effect on the Effective Date relating to such Foreign Aircraft.

                    "Aircraft Documents" mean, with respect to any Aircraft, all records, logs, technical data and manuals relating to the maintenance or operation of such Aircraft which are owned by Assignor.

                    "Aircraft Transferred Interests" means, collectively, all of Assignor's present and future right, title and interest in, to and under the Trust Estate, the Trust Agreements and all other Operative Agreements, all Lessee Deposits, all Foreign Aircraft and all Income relating to or associated with any of the foregoing, but excluding, in each case, the Reserved Rights relating to or associated with any of the foregoing. The term Transferred Interest followed immediately by a manufacturer's serial number of an Aircraft (e.g., "Transferred Interest 19711") shall mean, in each case, collectively, all of Assignor's present and future right, title and interest in, to and under the Trust Estate, the Trust Agreement and other Operative Agreements, Lessee Deposits and Income relating to or associated with the Aircraft bearing such manufacturer's serial number.

                    "Allocable Portion Percentage" means, with respect to any Aircraft, the amount obtained by dividing the Appraised Value of such Aircraft (determined immediately before such Aircraft suffered a Total Loss or such Aircraft is otherwise deleted from this Agreement) by the sum of the Appraised Values of all the Aircraft (determined at the same time).

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                    "Ancillary  Agreements" mean,  collectively,  the Promissory
Note, the Keep Well, the Keep Well Guaranty, the Loan Guaranty, the Security Agreement, the Assignment and Assumption Agreements and all other agreements,
instruments,  docu  ments  and  certificates,   including,  without  limitation,
consents, assignments, contracts, financing statements and all other written matters whether now or hereafter executed by or on behalf of Assignor or Assignee or any of their respective Affiliates and delivered in connection with this Agreement or the transactions contemplated hereby.

                    "Appraised Value" means, with respect to any Aircraft, the most recent semi-annual generic current fair market value of aircraft of the same type, age, gross weight and configuration, including, without limitation, engine type and hushkit status, published by Avitas Aircraft Appraisal Inc. without adjustment for the maintenance "half-time" condition of such Aircraft.

                    "Assignee" shall have the meaning assigned to it in the preamble hereof.

                    "Assignee Acceptance Notice" shall have the meaning assigned to it in Section 11(c) hereof.

                    "Assignee Indemnitees" shall have the meaning assigned to it in Section 13(c) hereof.

                    "Assignment and Assumption Agreement" shall mean (A) for each Aircraft Transferred Interest, either (i) an Assignment and Assumption Agreement (FAA), executed and delivered by Assignor and Assignee at the applicable Effective Time, in form and substance satisfactory to Assignee and Assignor or (ii) a Novation Agreement, executed and delivered by Assignor and Assignee at the applicable Effective Time, in form and substance satisfactory to Assignee and Assignor and (B) for each Receivable Transferred Interest, a Bill of Sale and Assignment, executed and delivered by Assignor and Assignee at the applicable Effective time, in form and substance satisfactory to Assignee and Assignor.

                    "Assignor" shall have the meaning assigned to it in the preamble hereof.

                    "Assignor Indemnitees" shall have the meaning assigned to it in Section 13(d) hereof.

                    "Assumed Liabilities" mean (a) with respect to each Aircraft Transferred Interest, (i) all of the obligations and liabilities of Assignor relating to the applicable Trust Estate and under the applicable Trust Agreement

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and all  other  Operative  Agreements  relating  to such  Trust  Estate  or such
Aircraft Transferred Interest to the extent arising from acts, omissions, events or circumstances occurring or accruing on or after the applicable Effective Time for such Aircraft Transferred Interest, (ii) all Deposit Liabilities relating to such Aircraft Transferred Interest, (iii) all Unfunded Commitments relating to such Aircraft Transferred Interest and (b) with respect to each Receivable Transferred Interest, all of the obligations and liabilities of Assignor relating to such Receivable Transferred Interest and under the applicable Receivable Agreements to the extent arising from acts, omissions, events or circumstances occurring or accruing on or after the Receivable Effective Date.

                    "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the States of California or New York.

                    "CAA" means the United Kingdom Civil Aviation Authority.

                    "Cash  Account"  shall have the  meaning  assigned  to it in
Section 4(a) hereof.

                    "Citizen of the United States" means Citizen of the United States as defined in Section 40102(a)(15) of the Act and in the FAA Regulations.

                    "Claim  Notice"  shall have the  meaning  assigned  to it in
Section 14(a) hereof.

                    "Damages" means, in respect of any obligation to indemnify any Person pursuant to the terms of this Agreement, any and all losses, claims, damages, liabilities, obligations, actions, suits, judgments, settlements, awards, reasonable and documented out-of-pocket costs, expenses and attorneys' fees but shall exclude any consequential, expectancy or speculative Damages or any Damages based on a claim of lost profits or opportunities.

                    "Daylight Effective Time" means any Effective Time that occurs on a Business Day during the hours of 9:30 a.m. and 5:00 p.m. EDT, New York City time.

                    "Deposit Liabilities" mean, with respect to any Lessee Deposit transferred to Assignee pursuant to this Agreement, all liabilities, obligations and duties owed by Assignor or any Owner Trustee to a Lessee or any assignee of or successor to such Lessee relating to, based on or arising out of such Lessee Deposit, whether known or unknown, contingent or absolute, or arising before, on or after the Effective Time applicable to such Lessee Deposit.

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                    "Effective  Time"  means,  subject to the final  sentence of this definition, (i) with respect to the Aircraft Transferred Interests, each date and time on which any Aircraft Transferred Interest is delivered by Assignor to Assignee and accepted by Assignee in accordance with the terms of this Agreement as specified in the Assignment and Assumption Agreement with respect to such Aircraft Transferred Interest and (ii) with respect to the Receivable Transferred Interests, 5:00 p.m. EDT on the Receivable Effective Date. Each Transferred Interest may be delivered by Assignor to Assignee and accepted by Assignee in accordance with the terms hereof and the terms of the applicable Assignment and Assumption Agreement independently of any other
Transferred Interest and at different Effective Times. Notwithstanding the foregoing, the Effective Time for each Transferred Interest assigned to Assignee shall be deemed, with respect to the allocation of Income as between Assignor and Assignee (but not for any other purpose), to be April 1, 1997.

                    "Engine" means each of the engines identified as to manufacturer, type and manufacturer serial number on Schedule 3 hereto together, in each case, with any and all Parts incorporated or installed in or attached thereto as of the Effective Time relating to such Engine (subject to any pooling, replacement or exchange rights arising under the Operative Agreements relating to such Engine).

                    "Escrow Agent" means the escrow agent (and any financial institution that succeeds such escrow agent) pursuant to the terms of the Escrow Agreement.

                    "Escrow Agreement" means an Escrow Agreement among Assignor, Assignee and the Escrow Agent, in form and substance satisfactory to each of them.

                    "FAA" means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of the Federal Aviation Administration.

                    "Foreign   Aircraft"  means,   collectively,   the  Aircraft
described on Part B of Schedule 1.

                    "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or the Receivable Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements or the Receivable Agreements.

                                       5
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                    "Income" means, with respect to a Transferred Interest,  all income, scheduled rental, principal or interest payments, payments in respect of fees due to Assignor or the Owner Trustee and proceeds of such Transferred Interest earned on or after April 1, 1997, but shall not be deemed to include any Lessee Deposit or Reserved Rights relating to or associated with such Transferred Interest.

                    "Indemnified Party" shall have the meaning assigned to it in
Section 14(a) hereof.

                    "Indemnitor"  shall  have  the  meaning  assigned  to  it in
Section 14(a) hereof.

                    "IRS" means the Internal Revenue Service or any Government Entity succeeding to the functions of the Internal Revenue Service.

                    "Keep Well" shall have the meaning assigned to it in Section 7(d) hereof.

                    "Keep Well Guaranty" shall have the meaning assigned to it in Section 7(e) hereof.

                    "Leases" mean, collectively, the Leases listed on Schedule 2 attached hereto, as the same may have been amended, supplemented or modified from time to time.

                    "Lessee Deposit" means any security deposit, maintenance reserve or other funds held by Assignor or any Owner Trustee as security for the performance by a Lessee of any of its obligations under a Lease or any of the Operative Agreements relating to such Lease (including any interest or earnings on any such funds which, pursuant to such Lease or such Operative Agreements relating to such Lease, are for the account or the benefit of the Lessee).

                    "Lessees" mean, collectively, the Persons listed on Schedule 1 attached hereto.

                    "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

                    "Loan  Guaranty"  shall have the  meaning  assigned to it in
Section 7(e) hereof.

                    "Loss of Title" means, with respect to any Aircraft, the condemnation, confiscation, appropriation or seizure of, or requisition of title to such Aircraft by any Government Entity; provided, however, that requisition of the use of an Aircraft shall not constitute a Loss of Title unless there has also been a requisition of title to such Aircraft by a Governmental Entity.

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                    "Mop-Up Date" means the seventh (7th) Business Day after the
Start Date; provided, however, that if, on the seventh (7th) Business Day after the Start Date, Assignee gives notice to Assignor that an Aircraft which is subject of an Aircraft Transferred Interest not yet transferred to Assignee (i) is located in a jurisdiction that is unacceptable to Assignee and (ii) cannot be relocated to an acceptable jurisdiction because either (x) such Aircraft is physically unable to be so relocated or (y) the Lessee of such Aircraft has refused to cooperate in relocating it, then in such case "Mop-Up Date" shall mean the earlier of (A) the thirtieth (30th) day following the seventh (7th) Business Day after the Start Date or (B) June 30, 1997.

                    "Offering Party" means any Person making a bona fide inquiry, offer or proposal to acquire, directly or indirectly, (a) all or substantially all of the assets subject to the Trust Agreements and the Receivables or (b) all or substantially all of the Transferred Interests or (c) a combination thereof.

                    "Operative Agreements" means, collectively, each of the Leases, the Trust Agreements, the tax indemnity agreements and the other agreements listed on Schedule 4 attached hereto, as the same may have been amended, supplemented or modified from time to time.

                    "Outside  Date"  shall have the  meaning  assigned  to it in
Section 7(q) hereof.

                    "Owner Trustee" means each Owner Trustee listed on Schedule 5 attached hereto, not in its individual capacity but solely as owner trustee under the applicable Trust Agreement.

                    "Parts" mean, with respect to any Aircraft or any Engine, all appli ances, components, parts, instruments, appurtenances, accessories, furnishings, spare parts, seats and other equipment of whatever nature (other than complete engines), incorporated or installed in or attached to any such Aircraft or Engine as of the Effective Time relating to any such Aircraft or Engine (subject to any pooling, replacement or exchange rights arising under the Operative Agreements relating to such Aircraft or Engine).

                    "Person" means any Government Entity, individual, sole proprietor ship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation or other entity.

                                       7
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                    "PIMC" means Polaris  Investment Management  Corporation,  a
California corporation.

                    "Promissory  Note" shall have the meaning  assigned to it in
Section 4(a) hereof.

                    "Purchase  Price"  shall have the meaning  assigned to it in
Section 4(a) hereof.

                    "Purchase Price Interest" means an amount equal to interest on the "Cash Amount" set forth on Schedule 4(a) hereto (as such Cash Amount may be reduced pursuant to Section 4(c) or Section 4(d)(ii)), calculated for the period from and including April 1, 1997 through but not including the date Assignor receives the Cash Amount pursuant to Section 4(a), at a rate equal to 5.3% per annum.

                    "Receivable Agreements" mean, collectively, all of the agreements, documents and instruments governing or evidencing any of the Receivables including, without limitation, the agreements, documents and instruments listed on Schedule 8 attached hereto, as the same may have been amended, supplemented or modified from time to time.

                    "Receivable Effective Date" means, with respect to the Receivables, the date on which Assignor transfers the Receivables to Assignee pursuant to the terms of this Agreement.

                    "Receivable Transferred Interests" means, collectively, all of Assignor's present and future right, title and interest in, to and under the Receivables and all the Receivable Agreements and all of the Income relating to the Receivables, but excluding, in each case, the Reserved Rights relating to or associated with any of the foregoing.

                    "Receivables" mean, collectively, the receivable obligations set forth on Schedule 8 attached hereto.

                    "Reserved Rights" mean, with respect to each Transferred Interest, any of the right, title or interest of Assignor in, to or in respect of each and every indemnity or other payment or obligation (whether in the form of rent, principal, interest or otherwise), arising in connection with any claim, cause of action or payment obligation payable to, on behalf or in favor of Assignor, under or pursuant to any Trust Agreement or any other Operative Agreements or Receivable Agreement relating to such Transferred Interest (including, without limitation, any rights or causes of action Assignor may have against any Owner Trustee pursuant to the terms of any Trust Agreement) to the extent that such indemnities, payments or obligations vested or relate to an act, omission, event or circumstance occurring or accruing prior to the

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Effective Time for such Transferred Interest other than Income,  Lessee Deposits or other rights specifically transferred to Assignee pursuant to this Agreement.

                    "Security Agreement" shall have the meaning assigned to it in Section 7(f) hereof.

                    "SP Notice" shall have the meaning assigned to it in Section 11(b) hereof.

                    "Special CAA Counsel" shall have the meaning assigned to it in Section 7(m) hereof.

                    "Special FAA Counsel" shall have the meaning assigned to it in Section 7(m) hereof.

                    "Start Date" means the earlier of (i) a date mutually acceptable to Assignor and Assignee or (ii) the sixth (6th) Business Day after which, in the good faith judgement of Assignor, the conditions precedent set forth in Section 7(g), (k) or (r) are first satisfied with respect to an Aircraft Transferred Interest.

                    "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, membership interest or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regula tions promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                    "Superior Proposal" means any bona fide inquiry, offer or proposal which, in the case of an offer or proposal, is made by a Person that, in the good faith judgment of Assignor, is financially capable of consummating such offer or proposal to acquire, directly or indirectly, (a) all or substantially all of the Receivables and the assets subject to the Trust Agreements or (b) all or substantially all of the Transferred Interests or (c) any combination thereof, the terms of which, in the good faith judgment of Assignor, provide aggregate present value consideration to Assignor that is materially better or more advantageous than the aggregate present value consideration provided by the transactions contemplated hereby; provided that in making such judgment Assignor shall have no duty or obligation to seek the advice of any outside advisors or appraisers.

                    "TASL" means Triton Aviation Services Limited, a Bermuda corporation.

                    "Taxes" mean all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or with holdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

                    "Taxing Authority" means any federal, state or local Government Entity or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

                    "Third Party Action" shall have the meaning assigned to it in Section 14(a) hereof.

                    "Threshold  Amount" shall have the meaning assigned to it in
Section 13(c) hereof.

                    "TIL"   means   Triton   Investments   Limited,   a  Bermuda
corporation.

                    "Total Loss" means, with respect to any Aircraft, any of the following events: (a) total loss of such Aircraft or the destruction, damage beyond economic repair or rendition of such Aircraft permanently unfit for normal use for any reason whatsoever; (b) any damage to such Aircraft which results in an insurance settlement with respect to such Aircraft on the basis of a total loss or on the basis of a compromised or constructive total loss; and
(c) Loss of Title.

                    "Transfer  Taxes"  shall have the meaning  assigned to it in
Section 13(a) hereof.

                    "Transferred Interests" mean, collectively, all of the Aircraft Transferred Interests and all of the Receivable Transferred Interests.

                    "Trust Agreements" mean, collectively, each Trust Agreement listed on Schedule 6 attached hereto, as the same may have been amended, supplemented or modified from time to time.

                    "Trust Estate" means, collectively, each Trust Estate as defined in each of the Trust Agreements.

                    "Trusts" mean, collectively, each Trust as defined in each of the Trust Agreements.

                    "Unfunded Commitment" means, with respect to any Aircraft Transferred Interest, any unfunded obligations of Assignor or the Owner Trustee to make loans, advances or extensions of credit or to defer or extend the time for payment of rent obligations for the purpose of funding or otherwise financing modifications to the Aircraft to which such Aircraft Transferred Interest relates or the acquisition of equipment.

                    "without special inquiry" means with respect to Assignor, no inquiry other than that conducted in the ordinary course of administering the transactions contemplated by the Operative Agreements or by the Receivable Agreements and that conducted in the ordinary course of negotiating the transactions contemplated by this Agreement, by any director, officer, employee or agent of Assignor who is actively involved in negotiating the transactions contemplated by this Agreement.

                    As used herein, each of "Assignor," "Assignee," "Lessee," "Owner Trustee" or any other Person includes, without prejudice to the provisions of any Operative Agreements or any Receivable Agreements, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it.


SECTION 2.          Sale and Assignment

                    Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of Assignee set forth herein, at each applicable Effective Time, Assignor does hereby sell, assign and transfer to Assignee all of Assignor's present and future right, title and interest in, to and under each Trans ferred Interest including, without limitation, all of the Assumed Liabilities relating to such Transferred Interest; provided that such sale, assignment and transfer shall be effective only upon the satisfaction or waiver, at or prior to the applicable Effective Time for each such
Transferred Interest, of the conditions set forth in Section 7, such satisfaction or waiver to be evidenced by, Assignor's acceptance from Assignee of an Assignment and Assumption Agreement for such Aircraft Transferred Interest.

SECTION 3.          Purchase and Assumption

                    Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of Assignor set forth herein, at each applicable Effective Time, Assignee does hereby (i) purchase and accept each Transferred Interest, (ii) assume all of the Assumed Liabilities relating to any such Transferred Interest, (iii), if applicable, confirm that it shall be deemed a party to any Trust Agreement as of the Effective Time relating, and with respect, to the Transferred Interest referenced in such Trust Agreement, and agrees to be bound by all the terms of each thereof and hereby undertakes and assumes all of the Assumed Liabilities and (iv), if applicable, confirm that it shall be deemed a party to all Receivable Agreements as of the Effective Time relating, and with respect, to such Transferred Interest, and agrees to be bound by all the terms of each thereof and hereby undertakes and assumes all of the Assumed Liabilities contained in such Receivable Agreements; provided, however, that Assignor shall remain liable for the obligations of Assignor relating to Reserved Rights; provided, further, that such purchase, acceptance and assumption shall be effective only upon the satisfaction or waiver, at or prior to the applicable Effective Time for such Transferred Interest, of the conditions set forth in Section 8, such satisfaction or waiver to be evidenced by Assignee's delivery to Assignor of an Assignment and Assumption Agreement for such Transferred Interest. The assumption contemplated hereby, at the applicable Effective Time, as between Assignor and Assignee, shall be deemed to release Assignor from all Assumed Liabilities relating to such Transferred Interest.


SECTION 4.          Purchase Price

                    (a)    Payment of Purchase Price

                           The purchase price for the  Transferred  Interests is
as set forth on Schedule 4(a) attached hereto plus the Purchase Price Interest (the "Purchase Price"). The Purchase Price Interest shall be due and payable on the Business Day after the earlier to occur of (i) the last Effective Time to occur hereunder and (ii) the seventh Business Day after the Start Date and shall be paid by Assignee to Assignor by wire transfer of immediately available funds in accordance with the instructions of Assignor. At or prior to the first Effective Time to occur pursuant to the terms hereof, Assignee shall (i) deliver a note to Assignor in substantially the form attached hereto as Exhibit A (the "Promissory Note"), in an amount equal to the amount set forth on Schedule 4(a) as the "Note Amount" and (ii) wire transfer immediately available funds in an amount equal to the amount set forth on Schedule 4(a) as the "Cash Amount" to the Escrow Agent for deposit into the account established pursuant to the Escrow Agreement (the "Cash Account").

                    (b)    Transfer of Income and Lessee Deposits

                           For the  Receivable  Effective  Date,  each  Daylight
Effective Time and on the Mop-Up Date, contemporaneously with the Receivable Effective Date, such Daylight Effective Time or on the Mop-Up Date, and for each Effective Time that does not constitute a Daylight Effective Time or is not deemed to occur on the Mop-Up Date, promptly at the beginning of the next Business Day after such Effective Time, Assignor shall wire transfer immediately available funds to Assignee, at an account designated in writing by Assignee, in an amount equal to the Income and Lessee Deposits estimated by Assignor pursuant to Section 4(d)(i) hereof to constitute part of the Transferred Interest transferred (or deemed to be transferred) as of the Receivable Effective Date, such Effective Time or as of the Mop-Up Date.

                    (c)    First Effective Date; Mop-Up Date

                           Each of Assignor  and Assignee  covenants  and agrees
that (i) if each of the conditions precedent in Section 7(a)-(r) (as to Assignor) or Section 8(a)-(l) (as to Assignee) are satisfied or waived by the appropriate party, the first Effective Time with respect to any Aircraft Transferred Interest will occur on the Start Date and (ii) the Effective Time for each and every Aircraft Transferred Interest will occur not later than the close of business in New York on the Mop-Up Date. Each of Assignor and Assignee covenants and agrees that the Receivable Effective Date will occur no later than the sixth Business Day after each of the conditions precedent in Subsection 7(s) through (v) (as to Assignor) or Subsection 8(m) through (o) (as to Assignee) are satisfied or waived by the appropriate party. Each of Assignor and Assignee further agrees that at any time after the earlier of (i) the seventh Business Day after the Start Date and (ii) the last Effective Time to occur pursuant to the terms hereof, (A) Assignor is hereby authorized to withdraw from the Cash Account, an amount equal to the Cash Amount less any reduction of the Cash Amount pursuant to the last sentence of this Section 4(c) or pursuant to Section 4(d)(ii) less one-half of the fees owed to the Escrow Agent and (B) Assignee is hereby authorized to withdraw from the Cash Account all other funds in excess of the amount set forth in clause (A); provided, however, if Assignee withdraws the Cash Amount pursuant to the foregoing clause (i) and there is a subsequent reduction in the Cash Amount pursuant to the last sentence of this Section 4(c), then Assignor shall promptly return to Assignee an amount equal to such subsequent reduction plus interest at the rate of 5.3% per annum from the withdrawal date through the date of repayment to Assignee. On the Mop-Up Date, so long as (i) the conditions precedent set forth in Section 7 hereof (other than with respect to the location of the Aircraft) shall have been satisfied or waived by Assignor, Assignor shall be obligated to deliver, with respect to each Aircraft Transferred Interest that has not been assigned previously to Assignee (including any Aircraft Transferred Interest which has not been transferred previously because the Aircraft relating to such Aircraft Transferred Interest has been the subject of a Loss of Title but as to which such Loss of Title has been cured or otherwise corrected on or prior to the Mop-Up Date), Assignment and Assumption Agreements, the evidence of authorization described in Section 8(e)(iv), any consents referred to in Section 5.1(b), the opinions described in
Section 8(i) and any other instruments or documents as Assignee or its counsel shall reasonably request and (ii) the conditions precedent set forth in Section 8 hereof (other than with respect to the location of the Aircraft) shall have been satisfied or waived by Assignee, Assignee shall be obligated to deliver, with respect to each Aircraft Transferred Interest that has not been assigned previously to Assignee (including any Aircraft Transferred Interest which has not been transferred previously because the Aircraft relating to such Aircraft Transferred Interest has been the subject of a Loss of Title but as to which such Loss of Title has been cured or otherwise corrected on or prior to the Mop-Up Date), Assignment and Assumption Agreements, the evidence of authorization described in Section 7(j)(v), any consents referred to in Section 6.1(b), the opinions described in Section 7(m) and any other instruments or documents as Assignor or its counsel shall reasonably request. If on the Mop-Up Date any of the conditions precedent set forth in Section 7 or Section 8 hereof (other than with respect to the location of the Aircraft) are not satisfied or waived by the applicable party with respect to any Aircraft Transferred Interest, any Aircraft which is subject of such Aircraft Transferred Interest will no longer be the subject of this Agreement and this Agreement will be deemed to be reformed to delete all references to such Aircraft and the such Aircraft Transferred Interest and the Purchase Price will be reduced in an amount equal to the Allocable Portion Percentage for such Aircraft and each of the Note Amount and the Cash Amount as set forth on Schedule 4(a) hereof will be adjusted on a pro rata basis.

                    (d)    Settlement of Income and Lessee Deposits

                           (i) Prior to assignment of a Transferred  Interest to
Assignee hereunder, Assignor shall estimate the Income and any Lessee Deposits that have been received by Assignor or the Owner Trustee relating to such Transferred Interest as of the applicable Effective Time for such Transferred Interest. Because the actual amount of the Income and any Lessee Deposits relating to a Transferred Interest and received by Assignor or such Owner Trustee will not be readily determinable until after the applicable Effective Time, a final calculation cannot be made on that date. Therefore, within fifteen
(15) Business Days after the end of the month in which such Effective Time occurs, Assignor shall provide Assignee with such final calculation (in reasonable detail) of the Income and any Lessee Deposits that have been received by Assignor or the Owner Trustee relating to such Transferred Interest. To the extent the calculation indicates that the amounts transferred by Assignor pursuant to Section 4(b) hereof with respect to such Transferred Interest were in excess of the actual Income and any Lessee Deposits received by Assignor or the Owner Trustee relating to such Transferred Interest, Assignee shall promptly pay the amount of such excess to Assignor (plus interest on such amount at the rate of 5.3% per annum from the applicable date of payment to Assignee to the date of repayment to Assignor). To the extent the calculation indicates that the amounts transferred by Assignor pursuant to Section 4(b) hereof with respect to such Transferred Interest were less than the actual Income and any Lessee Deposits received by Assignor or the Owner Trustee relating to such Transferred Interest, Assignor shall promptly pay the amount of such deficiency to Assignee (plus interest on such amount at the rate of 5.3% per annum from the Business Day following the applicable Effective Time to the date of payment to Assignee). An adjustment to the Purchase Price for Income under this Section 4(d)(i) shall be treated by the parties as a purchase price adjustment for all income tax purposes.

                           (ii) If at any time prior to the last  Effective Time
to occur pursuant to the terms hereof, any Aircraft which is subject of an Aircraft Transferred Interest not yet transferred by Assignor to Assignee suffers a Total Loss, such Aircraft will no longer be the subject of this Agreement and this Agreement will be deemed to be reformed to delete all references to such Aircraft and the related Aircraft Transferred Interests; provided, however, that with respect to any such Aircraft, if such Total Loss is due to a Loss of Title and if Assignor cures or otherwise corrects such Loss of Title by regaining or recovering the use thereof or title thereto on or prior to the Mop-Up Date, such Aircraft will be deemed to be reinstated and once more subject to this Agreement and this Agreement will be deemed to be reformed to include all previously deleted references to such Aircraft and the related Aircraft Transferred Interests. Contemporaneously with the removal of any Aircraft from the terms of this Agreement, the Purchase Price will be reduced in an amount equal to the Allocable Portion Percentage for such Aircraft and each of the Note Amount and the Cash Amount as set forth on Schedule 4(a) hereof will be adjusted on a pro rata basis. Contemporaneously with the reinstatement of an Aircraft into this Agreement, the Purchase Price will be increased in an amount equal to the Allocable Portion Percentage for such Aircraft and each of the Note Amount and the Cash Amount as set forth on Schedule 4(a) hereof will be adjusted on a pro rata basis. If at any time prior to the last Effective Time to occur pursuant to the terms hereof, any Aircraft which is subject of an Aircraft Transferred Interest not yet transferred by Assignor to Assignee suffers any property damage or loss not constituting a Total Loss and such property damage or loss is not cured or corrected prior to the time when such Aircraft Transferred Interest is transferred (or deemed to be transferred) by Assignor to Assignee, Assignor shall pay to Assignee any insurance proceeds received by Assignor with respect to such property damage or loss promptly after receipt by Assignor of such insurance proceeds; provided, however, that Assignor shall not enter into any settlement of any insurance claim without the prior written consent of Assignee, which consent may not be unreasonably withheld.

SECTION 5. Representations and Warranties of Assignor; Limitation of Warranty; Covenant with Respect to Pre-Closing Actions

                    5.1 Representations and Warranties of Assignor. As of the date hereof and as of each Effective Time with respect to the Transferred Interest being transferred at such Effective Time, Assignor makes the following representations and warranties to Assignee:

                    (a)    Partnership Organization, Etc.

                           Assignor (i) is a limited partnership duly organized,
validly existing and in good standing under the laws of the State of California,
(ii) is a Citizen of the United States and (iii) has the requisite partnership power and authority to carry on its business as presently conducted, to own or hold under lease its properties, and to enter into and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party.

                    (b)    Due Authorization; Non-Contravention

                           The  execution  and  delivery  by  Assignor  of  this
Agreement and each of the Ancillary Agreements to which it is a party, and the performance by Assignor of its obligations hereunder and thereunder, (i) have been duly authorized by all necessary partnership action on the part of Assignor, (ii) do not require any part nership approval, or approval or consent of any trustee or holder of any indebtedness or obligations of Assignor not already obtained, (iii) do not contravene any law, governmental rule, regulation, judgment or order applicable to or binding on Assignor, or the limited partnership agreement of Assignor or contravene the provi sions of, or constitute a default under or result in the creation of any Lien (other than as provided for or otherwise permitted in the Operative Agreements or the Receivable Agreements, as applicable) upon the Trust Estate or any other Transferred Interest under any indenture, mortgage, bank credit agreement, note or bond purchase agree ment, long-term lease, license or other agreement or instrument to which Assignor is a party or by which Assignor is bound and (iv) except as set forth on Schedule 5(b) attached hereto, do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or foreign governmental authority or agency or any other Person, except those already obtained.

                    (c)    Due Execution and Delivery; Enforceability

                           This  Agreement and each of the Ancillary  Agreements
to which it is a party have been duly executed and delivered and are enforceable against Assignor in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and, with respect to the enforceability of this Agreement or any such Ancillary Agreement, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (d)    Event of Default

                           Except as set forth on Schedule  5(d), no claims have
been made by or at the direction of Assignor that remain unresolved under any of the Operative Agreements or any of the Receivable Agreements, and to the actual knowledge of Assignor, without special inquiry, no basis for such claims exists (excluding in all cases claims for reimbursement of fees, costs and expenses which are either immaterial or incurred in the ordinary course). Except as set forth on Schedule 5(d), to the actual knowledge of Assignor, without special inquiry, (i) no disputes exist among any of the parties to the Operative Agreements or any of the Receivable Agreements concerning the rights or obligations of such parties thereunder, (ii) there exists no default or event of default under any Leases, any Trust Agreement, any other Operative Agreement or any of the Receivable Agreements attributable to any act or omission of Assignor, (iii) Assignor is not in default under any of the Operative Agreements or any of the Receivable Agreements, (iv) no default under any Operative Agreement or any Receivable Agreement has occurred and is continuing as a result of any action taken by the Owner Trustee in accordance with any express instruction by Assignor, (v) there has been no assertion by any Lessee of any default on the part of Assignor or the Owner Trustee under any Operative Agreement and (vi) there has been no assertion by any obligor under any Receivable of any default on the part of Assignor or the Owner Trustee under any of the Receivable Agreements.

                    (e)    Total Loss

                           To the actual knowledge of Assignor,  without special
inquiry, none of the Aircraft are the subject of any Total Loss.

                    (f)    Taxes

                           (i) All tax returns and reports  required to be filed
by or on behalf of each Owner Trustee (solely in its capacity as Owner Trustee and not in its individual capacity), and all federal income tax returns required to be filed by or on behalf of Assignor on or before the Effective Time have been timely filed with the appropriate taxing authorities in all jurisdictions in which such tax returns were required to be filed and all taxes shown due on such tax returns have been paid in full; and

                           (ii) No  claims  have  been  made by or on  behalf of
Assignor or any other Person in respect of any obligation under the Operative Agreements or the Receivable Agreements to indemnify any Owner Trustee or Assignor for or with respect to Taxes, and Assignor has no present intention of making any such claim (other than possible claims for state, local and foreign Taxes or foreign tax credits arising from the use or operation of the Aircraft by the applicable Lessee or any sublessee prior to the applicable Effective
Time).

                    (g)    Litigation

                           Except as set forth on Schedule  5(g)  hereof,  there
are no legal or governmental actions, suits or proceedings pending or, to the actual knowledge of Assignor, threatened against Assignor before any court, administrative agency or tribunal which, if determined adversely to Assignor, would materially adversely affect the ability of Assignor to perform its obligations under this Agreement or any of the Ancillary Agreements to which it is a party.

                    (h)    Encumbrances

                           Except as set forth on Schedule 5(h) hereof, Assignor
is the sole legal and beneficial owner of (i) each of the Transferred Interests (other than the Foreign Aircraft), free and clear of all Liens and, except as set forth on Schedule 5(b), transfer restrictions and (ii) each of the Foreign Aircraft, free and clear of all Liens and, except as set forth on Schedule 5(b), transfer restrictions other than (A) Liens that are permitted by the terms of the leases relating to such Foreign Aircraft and (B) the rights of the Lessee with respect to such Foreign Aircraft. Except as set forth on Schedule 5(h) hereof, each Owner Trustee is the sole legal owner of (x) each Trust Estate for which such Owner Trustee is owner trustee pursuant to the applicable Trust Agreement, free and clear of all Liens and, except as set forth on Schedule 5(b), transfer restrictions other than Liens permitted by and transfer restrictions contained in the Operative Agreements relating to such Trust Estate and (y) each Receivable pursuant to the Receivable Agreements relating to such Receivable, free and clear of all Liens and transfer restrictions other than Liens permitted by and transfer restrictions contained in the Receivable Agreements relating to such Receivable. Except as otherwise provided in the Operative Agreements or the Receivable Agreements, Assignor has not previously sold, assigned, encumbered, transferred or conveyed, and other than as provided in this Agreement, has no obligation to sell, assign, encumber, transfer or convey, any of its right, title or interest in, to or under the Transferred Interests to any Person.

                    (i)    Brokers' Fees

                           Assignor  is not liable for the fees of any broker or
Person acting on Assignor's behalf in connection with the transactions contemplated hereby or by any of the Ancillary Agreements to which it is a party.

                    (j)    Operative Agreements; Receivable Agreements

                           Except as set forth on Schedule  5(j),  Assignor  has
provided Assignee with true and complete originals of each of the Leases, the Trust Agree ments and the promissory notes representing the Receivables and with true and complete copies of each of the other Operative Agreements, the Receivable Agreements and all amendments and supplements thereto. The Leases, Trust Agreements, the promissory notes representing the Receivables, the Receivable Agreements, the other Operative Agreements and the amendments and supplements thereto set forth on Schedules 2, 4, 6 and 8 hereto (as applicable) represent, collectively, all of the agreements, instruments and documents among
(i) Assignor and the parties to the Operative Agreements with respect to the Aircraft Transferred Interests and no other agreements, instruments or documents, among Assignor and the parties to the Operative Agreements, with respect to the Aircraft Transferred Interests exist and (ii) Assignor and the parties to the Receivable Agreements with respect to the Receivable Transferred Interests and no other agreements, instruments or documents, among Assignor and the parties to the Receivable Agreements, with respect to the Receivable Transferred Interests exist.

                    (k)    Title to Transferred Interests

                           Upon  execution  and  delivery to Assignee of each of
the Assign ment and Assumption Agreements and the consummation of the transactions contem plated hereunder and thereunder, Assignee will acquire legal title to the Transferred Interests, free and clear of all Liens and transfer restrictions other than as set forth on Schedule 5(h).

                    (l)  Unfunded Commitments

                           Except as set forth on  Schedule 7 hereof,  there are
no Unfunded Commitments in respect of any Transferred Interest.

                    (m) The outstanding principal amount of each Receivable as of April 1, 1997 is set forth on Schedule 8 hereto.

                    5.2 Supplements to Schedules; Post-Signing Information. Assignor may supplement or amend Schedules 5(d), 5(g) and 5(h) to this Agreement with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules or would otherwise have been inconsistent with its representations herein.

                    5.3 Limitation of Warranty. Assignor's representations and warranties are limited as set forth below:

                    (a) THE AIRCRAFT, EACH ENGINE AND EACH PART THAT CONSTITUTE A PORTION OF ANY TRANSFERRED INTEREST IS BEING TRANSFERRED AND DELIVERED
                           TO ASSIGNEE "AS IS" AND "WHERE IS," AND EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.1 HEREOF, WITHOUT ANY REPRESENTATION, GUARANTEE OR WARRANTY OF ASSIGNOR, EXPRESS OR IMPLIED, OF ANY KIND, ARISING BY LAW OR OTHERWISE; AND

                    (b)    WITHOUT LIMITING THE GENERALITY OF THE FORE
                           GOING, ASSIGNOR SPECIFICALLY DISCLAIMS, AND
                           EXCLUDES HEREFROM (i) ANY EXPRESS OR IMPLIED
                           WARRANTY OF MERCHANTABILITY OR FITNESS FOR A
                           PARTICULAR PURPOSE, (ii) ANY IMPLIED WARRANTY
                           OF FREEDOM FROM ANY RIGHTFUL CLAIM BY WAY
                           OF INFRINGEMENT OF PATENT, COPYRIGHT, TRADE
                           MARK, DESIGN OR OTHER PROPRIETARY RIGHT,
                           (iii) ANY IMPLIED WARRANTY ARISING FROM COURSE
                           OF PERFORMANCE, COURSE OF DEALING OR USAGE
                           OF TRADE, AND (iv) EXCEPT AS EXPRESSLY SET
                           FORTH IN SECTION 13(c) HEREOF, ANY OBLIGATION
                           OR LIABILITY OF ASSIGNOR ARISING IN TORT,
                           WHETHER OR NOT ARISING FROM THE NEGLIGENCE
                           OF ASSIGNOR, ACTUAL OR IMPLIED, OR IN STRICT
                           LIABILITY, INCLUDING ANY OBLIGATION OR LIABILITY
                           FOR LOSS OF USE,  REVENUE OR PROFIT WITH  RESPECT
                           TO THE AIRCRAFT OR ENGINE OR PART OR FOR ANY LIABILITY OF ASSIGNOR TO ANY THIRD PARTY OR ANY OTHER DIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES WHATSOEVER.

                    5.4 Actions with Respect to Transferred Interests. From the date this Agreement is executed and delivered by Assignor to Assignee to the earlier to occur of (i) the termination of this Agreement pursuant to Section 15 hereof or (ii) the Effective Time with respect to a Transferred Interest, except as otherwise expressly required or permitted by this Agreement, Assignor shall not and shall not direct the Owner Trustee to, without the prior written consent of Assignee:

                    (a) enter into or materially modify any agreement, contract or commitment which, if entered into, created or established prior to the date of this Agreement, would be required to be listed (or, in the case of modifications and amendments, pertains to an agreement, contract, commitment or arrangement which is presently listed) on Schedule 2, 4, 6, 7 or 8 of this Agreement or waive any default or event of default under any Operative Agreement or Receivable Agreement; or

                    (b) mortgage, pledge or otherwise encumber any of the Transferred Interests, any Aircraft which is part of a Trust Estate, or any Receivable; or

                    (c) sell, lease, transfer or otherwise dispose of any of the Transferred Interests, any Aircraft which is a part of a Trust Estate or any Receivable; or

                    (d) enter into an agreement or arrangement to do any of the above.


SECTION 6.          Representations and Warranties of Assignee; Access Covenant

                    6.1 Representations and Warranties of Assignee. As of the date hereof and as of each Effective Time with respect to the Transferred Interest being transferred at such Effective Time, Assignee makes the following representations and warranties to Assignor:

                    (a)    LLC Organization, Etc.

                           Assignee  (i) is a  limited  liability  company  duly
organized, validly existing and in good standing under the laws of the State of California, and (ii) has the requisite power and authority to carry on its business as presently conducted and as proposed to be conducted after the date of this Agreement, to own or hold under lease its properties, and to enter into and perform its obligations under this Agreement, each of the Ancillary Agreements to which it is a party, each of the Trust Agreements and each of the other Operative Agreements.

                    (b)    Due Authorization; Non-Contravention

                           The  execution  and  delivery  by  Assignee  of  this
Agreement and each of the Ancillary Agreements to which it is a party, and the performance by Assignee of its obligations hereunder, thereunder, under the Trust Agreements and the other Operative Agreements and under the Receivable Agreements (i) have been duly authorized by all necessary action on the part of Assignee, (ii) do not require any member approval or any approval or consent of any trustee or holder of any indebtedness or obligations of Assignee except those already obtained, (iii) do not contravene any provision of the Act or any other law, governmental rule, regulation, judgment or order applicable to or binding on Assignee, or the organizational documents of Assignee or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than as provided for or otherwise permitted in the Operative Agreements or the Receivable Agreements) upon the Trust Estate or any Receivable under any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which Assignee is a party or by which Assignee is bound and (iv) except as set forth on Schedule 6(b) attached hereto, do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or foreign governmental authority or agency or any other Person, except those already obtained.

                    (c)    Due Execution and Delivery; Enforceability

                           This  Agreement and each of the Ancillary  Agreements
to which it is a party have been duly executed and delivered and are enforceable against Assignee in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and, with respect to the enforceability of this Agreement or any such Ancillary Agreement, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (d)    Litigation

                           There are no legal or governmental actions,  suits or
proceedings pending or, to the actual knowledge of Assignee, threatened against Assignee before any court, administrative agency or tribunal which, if determined adversely to Assignee, would materially adversely affect the ability of Assignee to perform its obligations under this Agreement, any of the Ancillary Agreements, the Trust Agreements, the other Operative Agreements or any of the Receivable Agreements.

                    (e) Compliance with Operative Agreements and Receivable Agreements

                           Prior  to  the  Effective   Time  for  a  Transferred
Interest, Assignee will have complied with and satisfied all of the conditions, requirements and other obligations imposed on Assignee pursuant to each of the Leases, Trust Agreements, other Operative Agreements or any of the Receivable Agreements which have not been waived by the party entitled to require compliance with such conditions, requirements or other obligations in order to effect a permitted binding transfer of such Transferred Interests to Assignee.

                    (f)    Non-Airline

                           Assignee is not a commercial air carrier or Affiliate
thereof that is in direct competition with any Lessee.

                    (g)    Brokers' Fees

                           Assignee  is not liable for the fees of any broker or
Person acting as a broker on Assignee's behalf in connection with the transactions contemplated hereby.

                    (h)    Acquisition For Own Account

                           The  Transferred  Interests  are  being  acquired  by
Assignee for its own account, for investment and not with a view to any resale or distribution thereof. Assignee acknowledges that it has received, or has had access to, all information which it considers necessary or advisable to enable it to make a decision concerning the transfer of the Transferred Interests including, without limitation, access to the Leases, the Trust Agreements, the other Operative Agreements and the Receivable Agreements and an opportunity to inspect the Aircraft.

                    6.2 Access Covenant. Assignee agrees that it shall use its best efforts to retain the Operative Agreements and the Receivable Agreements with respect to each of the Transferred Interests transferred to it hereunder in perpetuity; provided, however, that Assignee shall have the right to (a) transfer any Operative Agreements or Receivable Agreements relating to a Transferred Interest or Aircraft to the purchaser of such Transferred Interest or Aircraft, as the case may be, subject to such purchaser's agreement to retain such Operative Agreements or Receivable Agreements and to permit Assignor and its agents and representatives access to such Operative Agreements or Receivable Agreements for the remaining term of the Promissory Note and (b) dispose of or destroy any such Operative Agreements or Receivable Agreements at any time which is after payment in full and discharge of the Promissory Note. Assignee will allow or will cause Assignor and its agents and representatives to be allowed access, during regular business hours at the offices of Assignee, to all of the Operative Agreements or Receivable Agreements and to any Persons having possession of or information relating to the Operative Agreements or Receivable Agreements.

SECTION 7.          Conditions Precedent to the Obligations of Assignor

The obligation of Assignor to sell and assign any Aircraft Transferred Interest to Assignee is subject to the satisfaction of the following conditions with respect to such Aircraft Transferred Interest:

                    (a)    Purchase Price

                           Assignee  shall have paid the  Purchase  Price in the
manner specified in Section 4.

                    (b)    Affidavit of Limited Control by a Non-U.S. Citizen

                           Not later than the first Effective Time, an affidavit
shall have been duly authorized, executed, notarized and delivered by Owner Trustee to FAA Counsel in form suitable for filing with the FAA pursuant to the Act certifying that (i) contemporaneously with the Effective Time with respect to each Aircraft Transferred Interest, the Trust Agreement with respect thereto shall have been amended to include limitations on the voting rights of Assignee thereunder and (ii) Owner Trustee is a Citizen of the United States pursuant to the Act.

                    (c)    Escrow Agreement

                           Assignor  shall  have  received  a copy of the Escrow
Agreement, dated as of a date not later than the first Effective Time to occur under this Agree ment which shall have been executed and delivered by Assignee, Assignor and the Escrow Agent.

                    (d)    TASL "Keep Well" Agreement

                           Assignor  shall have received a copy of the Keep Well
Agree ment, dated as of a date not later than the first Effective Time to occur under this Agreement which shall have been executed and delivered by Assignee and TASL, in substantially the form attached hereto as Exhibit B (the "Keep Well").

                    (e)    TIL Keep Well Guaranty and Loan Guaranty

                           Assignor shall have received an original  counterpart
of the Keep Well Guaranty and the Loan Guaranty, each dated as of a date not later than the first Effective Time to occur under this Agreement, each of which shall have been executed and delivered by TIL, in substantially the form attached hereto as Exhibit C- 1 (the "Keep Well Guaranty") or C-2 (the "Loan Guaranty"), as applicable.

                    (f)    Assignee Security Agreement

                           Assignor shall have received an original  counterpart
of the Pledge and Security Agreement, dated as of a date not later than the first Effective Time, which shall have been executed and delivered by Assignee, TASL and each member of Assignee in substantially the form attached hereto as Exhibit D (the "Security Agreement") together with evidence that all other actions necessary or, in the opinion of Assignor, desirable to perfect and protect the security interests and liens created by the Security Agreement have been taken including, without limitation, the filing of financing statements against Assignee, TASL and each member of Assignee.

                    (g)    Approvals and Consents

                           All  approvals,  consents  and other items  listed on
Schedule 5(b) shall have been obtained, satisfactory to Assignor in all respects, as determined by Assignor in its sole discretion and any authorizations which may be required for the valid consummation by Assignor and Assignee of the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been obtained (including, but not limited to, the expiration of any applicable waiting period thereunder).

                    (h)    Due Authorization, Execution and Delivery

                           This   Agreement,   the   Assignment  and  Assumption
Agreement and any other Ancillary Agreements with respect to such Transferred Interest shall have been duly authorized, executed and delivered by Assignee.

                    (i)    Representations and Warranties

                           The   representations   and  warranties  of  Assignee
contained herein shall be true and correct in all material respects as of the applicable Effective Time with the same force and effect as though such representations and warranties had been made on and as of such Effective Time.

                    (j)    Organizational and Authorization Matters

                           Assignor shall have received:

                           (i) Resolutions of the boards of directors of each of
TASL, TIL, each member of Assignee that is not a natural person and of the manager of Assignee, certified by the respective Secretary or Assistant Secretary thereof, as of the date of this Agreement, to be duly adopted and in full force and effect on such date, authorizing (a) the consummation of each of the transactions contemplated by this Agreement and each of the Ancillary Agreements and (b) specific officers or representatives of TASL, TIL and Assignee to execute and deliver this Agreement and the Ancillary Agreements to which any of them is a party.

                           (ii) Governmental certificates, dated the most recent
practicable date prior to the date of this Agreement with telegram updates where available, showing that each of Assignee, TASL, TIL and each member of Assignee that is not a natural person is organized and in good standing in the jurisdiction of its organization and that each of Assignee, TASL, TIL and each member of Assignee that is not a natural person is qualified as a foreign corporation, partnership or limited liability company, as applicable, and in good standing in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification.

                           (iii) A copy of (a) the  certificate of formation and
all amend ments thereto of Assignee and the articles of incorporation and all amendments thereto of each of TASL, TIL and each member of Assignee that is not a natural person, each certified as of a recent date by the Secretary of State of the jurisdiction of its organization, (b) the bylaws of each of TASL, TIL and each member of Assignee that is not a natural person, certified by the Secretary or Assistant Secretary thereof as true and correct as of the date of this Agreement and (c) the operating agreement of Assignee (which shall include provisions that are substantially in the form attached hereto as Exhibit E) and the articles of incorporation and all amendments thereto of each of TASL, TIL and each member of Assignee that is not a natural person, certified by its manager as true and correct on the date of this Agreement (with tax allocation and cash distribution provisions deleted).

                           (iv)  Certificates  of the  Secretary or an Assistant
Secretary of each of TASL, TIL and each member of Assignee that is not a natural person and of the manager of Assignee, as to the incumbency and signatures of the representatives thereof executing this Agreement or any of the Ancillary Agreements to which any of them is a party, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                           (v) As of each  Effective  Time, a certificate of the
Secretary, an Assistant Secretary or an Attesting Secretary of each of TASL, TIL, each member of Assignee that is not a natural person and the manager of Assignee certifying that the certificates delivered in accordance with clauses
(i), (ii), (iii) and (iv) above are true and correct as of such Effective Time.

                    (k)    Illegality; No Proceedings

                           At the applicable  Effective Time, the performance of
the trans actions contemplated hereby, upon the terms and conditions set forth herein, shall not, in the reasonable judgment of Assignor, violate, and shall not subject Assignor to any penalty or liability under, any law, rule or regulation binding upon Assignor. At the applicable Effective Time, no legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby.

                    (l)    No Total Loss

                           At the  applicable  Effective  Time,  there shall not
exist a Total Loss with respect to the Aircraft related to such Aircraft Transferred Interest.

                    (m)    Opinions

                           Assignor  shall  have  received  opinion   reasonably
satisfactory to Assignor, dated as of the first Effective Time from Manwell & Milton, counsel to Assignee, each member of Assignee, TASL and TIL, with respect to such matters and to such effect as Assignor shall reasonably request. Assignor shall also have received, with respect to each Aircraft Transferred Interest, at the applicable Effective Time for such Aircraft Transferred Interest, an opinion from (i) Manwell & Milton, counsel to Assignee and (ii) Crowe & Dunleavy, special FAA counsel ("Special FAA Counsel") or Theodore Goddard ("Special CAA Counsel"), in each case with respect to such matters relating to such Aircraft Transferred Interest and to such effect as Assignor shall reasonably request.

                    (n)    Location of Aircraft

                           Subject to Section 4(c)  hereof,  the location of the
Aircraft relating to each Aircraft Transferred Interest shall be acceptable to Assignor at the applicable Effective Time for such Aircraft Transferred Interest.

                    (o)    TIL Balance Sheets

                           Assignor shall have received an audited balance sheet
of TIL as of December 31, 1996 reflecting a consolidated net worth, net of minority interests, of at least $150,000,000.

                    (p)    Other   Instruments    and    Documents;   Additional
Information

                           Assignor  shall have received such other  instruments
and docu ments as Assignor or its counsel shall reasonably request. Assignor shall have received such other documents and evidence with respect to Assignee as Assignor may reasonably request in order to establish the authority of Assignee to consummate the transactions contemplated by this Agreement, the consummation of the transac tions contemplated by this Agreement, the taking of all appropriate action in connec tion therewith and compliance with the conditions set forth in this Agreement.

                    (q)    Outside Date

                           Except as otherwise agreed by the parties hereto, all
of the fore going conditions shall have been satisfied or waived on or before 5:00 p.m. E.D.T. on June 30, 1997 (the "Outside Date").

                    (r)    No Pending Superior Proposal

                           Assignor shall not have received and have accepted or
be considering any Superior Proposal with respect to such Transferred Interest in accordance with Section 11 hereof.

The obligation of Assignor to assign its interest in the Receivable Transferred Interests to Assignee is subject to satisfaction of the following conditions with respect to the Receivable Transferred Interests, in each case, on or prior to the Receivable Effective Date:

                    (s)    Satisfaction of Conditions

                           The conditions contained in Sections 7(a), 7(c), 7(d)
7(e), 7(f) 7(g), 7(i), 7(j) (including the certificate described in clause (v) dated as of the Receivable Effective Date, 7(k), 7(o) and 7(p) shall have been satisfied or waived by Assignor as they relate to the Receivable Transferred Interests.

                    (t)    Opinions

                           Assignor  shall have  received an opinion  reasonably
satisfactory to Assignor, dated as of the Receivable Effective Date, from Manwell & Milton with respect to such matters and to such effect as Assignor shall reasonably request.

                    (u)    Outside Date

                           The Outside Date shall not have occurred.

                    (v)    Superior Proposal

                           Assignor shall not have received and have accepted or
be considering any Superior Proposal with respect to the Receivables in accordance with Section 11 hereof.


SECTION 8.          Conditions Precedent to the Obligations of Assignee

The obligation of Assignee to purchase any Aircraft Transferred Interest from Assignor and assume the obligations related thereto at the applicable Effective Time is subject to the satisfaction of the following conditions:

                    (a)    Leases and Trust Agreements

                           The Lease and Trust  Agreement  and,  as  applicable,
each other Operative Agreement with respect to such Aircraft Transferred Interest shall be in full force and effect.

                    (b)    Due Authorization, Execution and Delivery


This   Agreement,   the   Assignment  and  Assumption
Agreement and any of the other Ancillary Agreements with respect to such Aircraft Transferred Interest to which Assignor is a party shall have been duly authorized, executed and delivered by Assignor.

                    (c)    Representations and Warranties

                           The   representations   and  warranties  of  Assignor
contained herein shall be true and correct in all material respects as of the Effective Time with the same force and effect as though such representations and warranties had been made on and as of such Effective Time.

                    (d)    Schedules

                           Schedule  5(d)  shall not have been  supplemented  or
amended by Assignor to include a default or event of default caused by the filing by the Lessee of the Aircraft that is the subject of such Transferred Interest for protection from its creditors.

                    (e)    Partnership Authorization Matters

                           Assignee shall have received:

                           (i)  Resolutions  of the board of  directors of PIMC,
general partner of Assignor, certified by the Secretary or Assistant Secretary thereof, as of the date of this Agreement, to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by this Agreement and each of the Ancillary Agreements to which Assignor is a party and (ii) specific officers or representatives to execute and deliver this Agreement and the Ancillary Agreements to which Assignor is a party.

                           (ii) A copy of the certificate of limited partnership
and all amendments thereto of Assignor, certified as of a recent date by the Secretary of State of the jurisdiction of its organization and a copy of the agreement of limited partnership, as amended, certified by an officer of the general partner.

                           (iii)  Certificates  of the Secretary or an Assistant
Secretary of PIMC, certified by the Secretary or Assistant Secretary thereof, as to the incumbency and signatures of the representatives thereof executing this Agreement or any of the Ancillary Agreements to which Assignor is a party, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                           (iv) As of each Effective Time, for such  Transferred
Interest, a certificate of the Secretary or an Assistant Secretary of PIMC certifying that the certificates delivered in accordance with clauses (i), (ii) and (iii) above are true and correct with respect to the Transferred Interest being conveyed as of the applicable Effective Time.

                    (f)    Illegality; No Proceedings

                           At the applicable  Effective Time, the performance of
the trans actions contemplated hereby, upon the terms and conditions set forth herein, shall not, in the reasonable judgment of Assignee, violate, and shall not subject Assignee to any penalty or liability under, any law, rule or regulation binding upon Assignee. At the applicable Effective Time, no legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby.

                    (g)    Approvals and Consents

                           All  approvals and consents and other items listed on
Schedule 5(b) shall have been obtained.

                    (h)    No Total Loss

                           At the  applicable  Effective  Time,  there shall not
exist a Total Loss with respect to the Aircraft related to such Aircraft Transferred Interest.

                    (i)    Opinions

                           Assignee  shall  have  received  opinions  reasonably
satisfactory to Assignee, dated as of the first Effective Time from (i) Haight, Gardner, Poor & Havens, California counsel to Assignor with respect to due organization and good standing and (ii) Weil, Gotshal & Manges LLP, counsel to Assignor, that the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby and compliance by the Company with the provisions thereof will not conflict with or violate any federal law or regulation (other than federal securities laws, the Hart-Scott Rodino Act or any federal laws or regulations relating to the Federal Aviation Administration or civil or commercial aviation). Assignee shall also have received, with respect to each Aircraft Transferred Interest, at the applicable Effective Time for such Aircraft Transferred Interest, an opinion from (i) Haight, Gardner, Poor & Havens, California counsel to Assignor and (ii) Special FAA Counsel or Special CAA Counsel, as applicable, in each case with respect to such matters relating to such Aircraft Transferred Interest and to such effect as Assignee shall reasonably request.

                    (j)    Location of Aircraft

                           Subject to Section 4(c)  hereof,  the location of the
Aircraft relating to each Aircraft Transferred Interest shall be acceptable to Assignee at the applicable Effective Time for such Aircraft Transferred Interest.

                    (k)    Other    Instruments   and    Documents;   Additional
Information

                           Assignee  shall have received such other  instruments
and docu ments as Assignee or its counsel shall reasonably request. Assignee shall have received such other documents and evidence with respect to Assignor as Assignee may reasonably request in order to establish the authority of Assignor to consummate the transactions contemplated by this Agreement, the consummation of the transac tions contemplated by this Agreement, the taking of all appropriate partnership action in connection therewith and compliance with the conditions set forth in this Agreement.

                    (l)    Outside Date

                           Except as otherwise agreed by the parties hereto, all
of the fore going conditions shall have been satisfied or waived on or before 5:00 p.m. E.D.T. on the Outside Date.

The obligation of Assignee to purchase the Receivable Transferred Interests from Assignor and assume the obligations is subject to the satisfaction, in each case, of the following conditions with respect to the Receivable Transferred Interests, on or prior to the Receivable Effective Date:

                    (m)    Receivable Agreements

                           Each of the  Receivable  Agreements  shall be in full
force and effect.

                    (n)    Satisfaction of Conditions

                           The conditions contained in Sections 8(b), 8(c), 8(e)
(including the certificate described in clause (iv) dated as of the Receivable Effective Date, 8(f) and 8(g) shall have been satisfied or waived by Assignee as they relate to the Receivable Transferred Interests.

                    (o)    Opinion

                           Assignee  shall have  receive  an opinion  reasonably
satisfactory to Assignee, dated as of the Receivable Effective Date, from Haight, Gardner, Poor & Havens with respect to such matters and to such effect as Assignee shall reasonably request.

                    (p)    Outside Date

                           The Outside Date shall not have occurred.


SECTION 9.          Payments

                    To the extent not transferred in accordance with Section 4, Assignor hereby covenants and agrees to pay over to Assignee, no later than five
(5)  Business  Days after  receipt  by  Assignor  from and after the  applicable
Effective Time, any Income or Lessee Deposits paid to or for the benefit of Assignor that constitute a Transferred Interest earlier transferred to Assignee hereunder (including any amounts payable as interest in respect thereof), and until so paid over, any Income or Lessee Deposits received by Assignor in respect of any such Transferred Interest shall be received and held by Assignor in trust for Assignee. Assignee hereby covenants and agrees to pay over to Assignor, no later than five (5) Business Days after receipt by Assignee from and after the applicable Effective Time, any amounts paid to or for the benefit of Assignee that constitute Reserved Rights which relate to a Transferred
Interest earlier transferred (including any amounts payable as interest in respect thereof), and until so paid over any such amounts received by Assignee shall be received and held by Assignee in trust for Assignor.


SECTION 10.         Certain Notices

                    Assignor hereby covenants and agrees promptly to forward to Assignee any notice Assignor receives from any party to any of the Operative Agreements or any of the Receivable Agreements (other than Assignee) relating to any of the Transferred Interests. Assignee hereby covenants and agrees promptly to forward to Assignor any notice Assignee receives from any party to any of the Operative Agreements or any of the Receivable Agreements (other than Assignor) pursuant to and in accordance with this Agreement, the Assignment and Assumption Agreement, the Trust Agreements, any other Operative Agreement or any of the Receivable Agreements related to the Reserved Rights. Assignor hereby covenants and agrees to notify Assignee of any Reserved Right, describing the circumstances of such Reserved Right in reasonable detail, promptly after Assignor has actual knowledge of facts or circumstances giving rise to a Reserved Right and that such facts and circumstances constitute a Reserved Right.

SECTION 11.         Superior Proposal

                    (a) Each party agrees and acknowledges that from and after the date hereof until the close of business on April 28, 1997, if Assignor receives a Superior Proposal, Assignor may (i) furnish any information requested by the Offering Party with respect to such Superior Proposal (other than the contents of this Agreement or any Ancillary Agreement), (ii) participate in negotiations with such Offering Party regarding such Superior Proposal or (iii) enter into one or more letters of intent, term sheets or agreements with respect to any Superior Proposals; provided, however, that if Assignor proposes to take any of the actions specified in clause (iii) hereof, Assignor shall give Assignee prior written notice setting forth Assignor's proposed actions.

                    (b) Not later than the close of business on May 12, 1997, Assignor shall require each Offering Party with whom it is still engaged in discussions to submit a final binding offer, subject only to acceptance by Assignor. Not later than the close of business on May 16, 1997, Assignor shall
(i) determine whether any such offer constitutes a Superior Proposal, (ii) if there is more than one Superior Proposal, select which Superior Proposal Assignor intends to accept and (iii) provide written notice to Assignee setting forth all the material terms and conditions of such selected Superior Proposal ("SP Notice").

                    (c) After receipt of the SP Notice, Assignee shall have five
(5) days to notify Assignor of its agreement to modify this Agreement and any Ancillary Agreement as necessary to acquire the Transferred Interests at the same price and under the same terms and conditions as set forth in the SP Notice ("Assignee Acceptance Notice"); provided further, however, if under the terms set forth in the SP Notice Assignor is proposing to accept property (other than cash or promissory notes), Assignee shall have the right to substitute cash in an amount equal to the value of such other property.

                    (d) If Assignor does not give an SP Notice to Assignee on or before May 16, 1997, or if Assignee gives an Assignee Acceptance Notice to Assignor in accordance with subsection (c) hereof, neither Assignor nor Assignee shall thereafter have any right to terminate this Agreement pursuant to Section 15(c).

SECTION 12.         Further Assurances

                    Each party agrees, upon the reasonable request of the other party at any time and from time to time, promptly to execute and deliver all such further documents and promptly to take and forbear from all such action as may be reason ably necessary or appropriate in order to more effectively confirm or carry out the provisions of this Agreement or any of the Ancillary Agreements, including, without limitation, the filing of any Assignment and Assumption Agreement with the FAA pursuant to the Act or the CAA. The parties agree that the transactions are fully effective as of the applicable Effective Time and that they will treat the transactions as such for all purposes and acknowledge that any filings with the FAA or the CAA are merely ministerial in nature.


SECTION 13.         Taxes and Indemnities

                    (a)    Transfer Taxes

                    Assignee hereby covenants and agrees to pay (and indemnify and hold Assignor harmless on an After-Tax Basis for) any and all registration, docu ment or filing fees and any and all sales taxes, use taxes and similar transfer taxes (including, without limitation, any charges, such as gross receipts taxes (but excluding any taxes in the nature of any income tax) in lieu thereof) (collectively, "Transfer Taxes"), that may be imposed in connection with the sale, assignment and transfer of any Transferred Interests including, without limitation, any penalties, fines or interest thereon and those Transfer Taxes relating to the transfer of rights and other interests in and to, and the act of assuming duties, liabilities and obligations in, to and under this Agreement, the Assignment and Assumption Agreements, the Transferred Interests, the Aircraft, the Operative Agreements or any of the Receivable Agreements together with all reasonable and documented out-of-pocket costs, expenses and attorney's fees incurred in connection therewith. Assignor hereby agrees to perform such acts, including, without limitation, attending the closing of the transactions contemplated hereby at a site or sites selected by Assignee, and executing such documents as may be reasonably necessary to minimize Transfer Taxes. The parties further agree to furnish each other with such documents and certificates as they may reasonably request in connection with any claims for exemption from the payment of Transfer Taxes.

                    (b)    Notice of IRS Reports

                           (i)  Assignor  shall  promptly   notify  Assignee  of
receipt from the IRS of any written proposed or final revenue agent's report, 30-day letter or notice of deficiency in which an adjustment is proposed to the federal income taxes of Assignor for which any of the Lessees would be required to indemnify Assignor under any Operative Agreement or any of the Receivable Agreements and, thereafter, shall upon request keep Assignee apprised at least monthly of the progress of any protest or proceeding in respect of such adjustment.

                           (ii)  Assignee  shall  promptly  notify  Assignor  of
receipt from the IRS of any written proposed or final revenue agent's report, 30-day letter or notice of deficiency in which an adjustment is proposed to the federal income taxes of Assignee for which any of the Lessees would be required to indemnify Assignee under any Operative Agreement and, thereafter, shall upon request keep Assignor apprised at least monthly of the progress of any protest or proceeding in respect of such adjustment.

                    (c)    Assignor's Indemnity

                           Assignor  hereby  covenants and agrees upon demand of
Assignee to pay and assume liability for, and indemnify, protect, defend, save and keep harmless Assignee and each of its Affiliates and in each such case their respective directors, officers, employees and agents (the "Assignee Indemnitees"), on an After-Tax Basis, from and against any and all Damages which may at any time or from time to time be imposed upon, incurred by or asserted against any of the Assignee Indemnitees in any way relating directly or indirectly to, or arising out of, (i) any inaccuracy or breach of any representation or warranty made by Assignor under this Agreement or any Ancillary Agreement to which it is a party, (ii) the ownership, leasing, use or operation of any Transferred Interest prior to the Effective Time applicable to such Transferred Interest including, without limitation, any obligations relating to the Trust Estate, any of the Operative Agreements or any of the Receivable Agreements relating to such Transferred Interest which arise from acts, omissions, events or circumstances occurring or accruing prior to the Effective Time with respect to such Transferred Interest, but not including any Assumed Liabilities, (iii) the failure of Assignor to perform or observe any of its obligations under this Agreement or any Ancillary Agreement to which it is a party, (iv) any litigation, claim or action brought by a limited partner of Assignor against any Assignee Indemnitee to the extent such litigation, claim or action directly arises out of and relates to the transactions contemplated by this Agreement other than to the extent any litigation, claim or action relates directly or indirectly to, or arises out of, the breach by such Assignee Indemnitee of the terms of this Agreement or any Ancillary Agreement, or (v) any Liens set forth on Schedule 5(h) hereto; provided that (a) Assignor shall not be liable for any Damages to the extent that Assignee has a recovery available to it under any insurance policy which was in effect on or prior to the applicable Effective Time; (b) Assignor shall not be liable for any Damages attributable to the gross negligence or willful misconduct of Assignee or its Affiliates; and
(c) Assignor shall not be liable for any Damages in excess of the Purchase Price. Notwithstanding the foregoing, Assignor shall be liable pursuant to this
Section 13(c) only to the extent that the aggregate cumulative Damages incurred by the Assignee Indemnitees which are required to be indemnified by Assignor exceed $50,000 (the "Threshold Amount") in which event, Assignor shall then also be liable for the initial $50,000 of aggregate cumulative Damages incurred by the Assignee Indemnitees; provided, that, with respect to any Lien set forth on
Schedule 5(h) hereto, (x) the Threshold Amount limitation shall not apply and Assignor shall be liable for all Damages arising from such Liens and (y) amounts expended by Assignor to discharge and release such Liens shall not constitute Damages to be applied toward the Threshold Amount and only those expenses, if any, actually incurred by Assignee in connection with such discharge or release shall be so applied.

                    (d)    Assignee's Indemnity

                           Assignee  hereby  covenants and agrees upon demand of
Assignor to pay and assume liability for, and indemnify, protect, defend, save and keep harmless, Assignor and each of its Affiliates and in each such case their respective directors, officers, employees and agents (the "Assignor Indemnitees"), on an After-Tax Basis, from and against any and all Damages which at any time or from time to time may be imposed upon, incurred by or asserted against the Assignor Indemnitees in any way relating directly or indirectly to, or arising out of, (i) any inaccuracy or breach of any representation or warranty made by Assignee or any of its Affiliates under this Agreement or any Ancillary Agreement to which it or any of its Affiliates is a party, (ii) the ownership, leasing, use or operation of any Transferred Interest on or after the Effective Time applicable to such Transferred Interest including, without limitation, any obligations relating to the Trust Estate, any of the Operative Agreements or any of the Receivable Agreements relating to such Transferred Interest which arise from acts, omissions, events or circumstances occurring or accruing on or after the Effective Time with respect to such Transferred Interest, (iii) the failure of Assignee or any of its Affiliates to perform or observe any of their respective obligations under this Agreement or any Ancillary Agreement to which it or any of its Affiliates is a party, (iv) any Assumed Liabilities or (v) any modification, amendment or other change to any of the Operative Agreements or any of the Receivable Agreements entered into by Assignee, or to which Assignee consents or forbears, in any such case without the prior written consent of Assignor (such consent not to be unreasonably withheld) that affects any of the Reserved Rights; provided, however, that with respect to any Transferred Interest which includes a Lease, such indemnification obligation shall only relate to modifications, amendments or other changes made or agreed to during the period beginning on the Effective Date applicable to such Transferred Interest and ending on the date that is twenty-four (24) months after the termination of the Lease included in such Transferred Interest (which period shall be deemed to include any renewals, extensions or continuations of such Lease). Notwithstanding the foregoing, (a) Assignee shall not be liable for any Damages to the extent that Assignor has a recovery available to it under any insurance policy which was in effect on or prior to the Effective Time; (b) Assignee shall not be liable for any Damages attributable to the gross negligence or willful misconduct of Assignor; (c) Assignee shall not be liable for any Damages in excess of the Purchase Price and (d) Assignee shall be liable pursuant to this Section 13(d) only to the extent that the aggregate Damages incurred by the Assignor Indemnitees which are required to be indemnified by Assignee exceed $50,000 in which event, Assignee shall then also be liable for the initial $50,000 of aggregate cumulative Damages incurred by the Assignor Indemnitees.

                    (e)    Survival of Representations and Warranties

                           All  representations  and  warranties  of the parties
hereto contained in this Agreement (including all Schedules hereto) or in any document, statement, certificate or other instrument referred to herein or delivered at the applicable Effective Time in connection with the transactions contemplated hereby, that (i) relate to any Transferred Interest which includes a Lease, shall survive until the later of (A) twenty-four (24) months after the Effective Time applicable to such Transferred Interest or (B) twelve (12) months after the expiry of the Lease included in such Transferred Interest (which period shall not be deemed to include any renewals, extensions or continuations of such Lease), (ii) relate to any Transferred Interest which does not include a Lease, shall survive until twenty-four (24) months after the Effective Time applicable to such Transferred Interest and (iii) do not relate to a Transferred Interest, shall survive until twenty-four (24) months after the first Effective Time to occur under this Agreement.

SECTION 14.         Indemnification Procedure

(a) Any Assignee Indemnitee or Assignor Indemnitee (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated under this Agreement to provide indemnification to such Indemnified Party (the "Indemnitor") a notice ("Claim Notice") describing in reasonable detail the facts giving rise to its claim for indemnification hereunder, and shall include in such Claim Notice (if then known) the amount or method of computation of the amount of the claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed and delivered hereunder or in connection herewith upon which such claim is based; provided that a Claim Notice in respect of any action at law or suit in equity against an Indemnified Party by a third party, as to which indemnification will be sought (a "Third Party Action"), shall be given promptly after the action or suit is commenced; provided, further, that failure of the Indemnified Party to give the Indemnitor prompt notice in respect of any such Third Party Action as provided herein shall not relieve the Indemnitor of its obligations hereunder, except to the extent such Indemnitor shall have been materially prejudiced by such failure.

                    (b) The Indemnitor shall be entitled (but not obligated) to assume the defense or settlement of such Third Party Action, or to conduct any negotiations or proceedings to settle or otherwise eliminate any Third Party Claim and shall pay the reasonable fees and disbursements of such counsel related to such Third Party Action. If the Indemnitor assumes any such defense or settlement or any such negotiations, it shall pursue such defense, settlement or negotiations in good faith. If the Indemnitor fails to elect in writing within 30 Business Days of the notification referred to above to assume such defense, the Indemnified Party may engage counsel to defend, settle or otherwise dispose of such action or proceeding, which counsel shall be reasonably satisfactory to the Indemnitor. In any such Third Party Action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnitor and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnitor and the Indemnified Party and representation of both the Indemnitor and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnitor shall not, in connection with any Third Party Action or related Third Party Action in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to local counsel) for all Persons to be indemnified pursuant to Section 13; provided that the Indemnitor will be so liable if (x) the Indemnified Party has reasonably concluded that there may be legal defenses available to it in such Third Party Action that are different from or in addition to those available to the Indemnitor or (y) a conflict or potential conflict exists between the Indemnified Party and the Indemnitor in such Third Party Action (in which case the Indemnitor will not have the right to direct the defense of such Third Party Action with respect to which such conflict exists on behalf of the Indemnified Party), but only to the extent such fees and expenses are incurred in connection with such conflicting issues. Any such separate firm shall be designated in writing by the Indemnified Party. The Indemnitor shall not be liable for any settlement of any proceeding of such Third Party Action effected without its written consent, but if the Indemnitor consents to any such settlement, the Indemnitor agrees to indemnify the Indemnified Party from and against any loss or liability for which indemnity is available hereunder and which is specified in such settlement or judgment. No Indemnitor shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability or claims that are the subject matter of such proceeding and such settlement only involves the payment of money.

                    (c) Assignor shall be entitled in all cases (but not obligated) to assume the settlement and to conduct negotiations or proceedings to obtain the discharge and release of or otherwise eliminate any Lien set forth on Schedule 5(h) hereto. If Assignor assumes any such settlement or any such negotiations, it shall pursue such settlement or negotiations in good faith. Assignor shall not be liable for any settlement or discharge of any such Lien effected without its written consent, but if Assignor consents to any such settlement or discharge, Assignor agrees to indemnify Assignee from and against any loss or liability for which indemnity is available hereunder and which is specified in such settlement or discharge.

SECTION 15.         Termination

                    This Agreement may be terminated at any time prior to the first Effective Time to occur pursuant to the terms hereof:

                    (a)    by mutual written consent of Assignee and Assignor;

                    (b) by either party by written notice to the other party if the transactions contemplated hereby have not been consummated on or before the Outside Date; provided, however, that the right to terminate this Agreement under this Section 15(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or has resulted in the failure of the transactions contemplated hereby being consummated on or before the Outside Date; or

                    (c) by (i) Assignor if (a) Assignor accepts or recommends one or more Superior Proposals to its partners or resolves to do either of the foregoing and (b) Assignee no longer has the right pursuant to Section 11(c) to deliver an Assignee Acceptance Notice to Assignor or (ii) by Assignee if (x) Assignor has given an SP Notice and (y) at least fourteen (14) days have passed since the date on which Assignee's right pursuant to Section 11(c) to deliver an Assignee Acceptance Notice terminated.

SECTION 16.         Miscellaneous

                    (a)    Notices

                           All   notices,   demands,   declarations   and  other
communications required by this Agreement shall be in writing and shall be effective (i) if given by facsimile, when transmitted, (ii) if given by registered or certified mail, three (3) Business Days after being deposited with the U.S. Postal Service, (iii) if given by courier, when received, or (iv) if personally delivered, when so delivered, addressed:

                    If to Assignor, to:

                           c/o Polaris Investment Management Corporation 201 Mission Street, 27th Floor
                           San Francisco, CA  94105
                           Attention:  President
                           Facsimile Number:

                    With a copy to:

                           c/o Polaris Investment Management Corporation 201 High Ridge Road, 1st Floor
                           Stamford, CT  06927-4900
                           Attention:  Portfolio Management
                           Facsimile Number:  (203) 357-4585

or to such other address as Assignor shall from time to time designate in writing to Assignee; and

                    If to Assignee, to:

                           Triton Aviation Services V LLC
                           55 Green Street, Suite 500
                           San Francisco, CA  94111
                           Attn:  President
                           Facsimile Number:  (415) 398-9184

or to such other address as Assignee may from time to time designate in writing to Assignor.

                    (b)    Headings

                           Headings  used  herein are for  convenience  only and
shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

                    (c)    References

                           Any reference to a specific Section or Section number
shall be interpreted as a reference to that Section of this Agreement unless otherwise expressly provided.

                    (d)    GOVERNING LAW

                           THIS AGREEMENT,  INCLUDING,  WITHOUT LIMITATION,  THE
INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCE ABILITY THEREOF, SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING ANY CONFLICT OF LAWS RULES THEREOF.

                    (e)    Severability

                           If any  provision  hereof  should  be  held  invalid,
illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (i) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible and
(ii) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

                    (f)    Amendments in Writing

                           No amendment,  modification,  waiver,  termination or
discharge of any provision of this Agreement, nor any consent to any departure by Assignor or Assignee from any provision hereof, shall in any event be effective unless the same shall be in writing and signed by Assignor and
Assignee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Assignor and Assignee.

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                    (g)    Expenses

                           Each of Assignor  and Assignee  shall be  responsible
for all fees and expenses incurred by it, including for legal counsel and other advisors, in connection with this Agreement, any Ancillary Agreement or otherwise relating to the transactions contemplated hereby; provided, however, all costs and expenses incurred in connection with Special FAA Counsel or with Special CAA Counsel and all fees and expenses payable to the Escrow Agent pursuant to the Escrow Agreement shall be shared equally by Assignor and Assignee; provided, further, if either Assignor or Assignee terminates this Agreement in accordance with Section 15(c) hereof, Assignor shall pay or cause to be paid to Assignee within two (2) Business Days of such termination a fee in immediately available funds in an amount equal to one and one-half percent (1.5%) of the Purchase Price.

                    (h)    Execution in Counterparts

                           This  Agreement  and  any   amendments,   waivers  or
consents hereto may be executed by Assignor and Assignee in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

                    (i)    Entire Agreement

                           This   Agreement   and   the   Ancillary   Agreements
constitute the entire agreement of Assignor and Assignee with respect to the subject matter hereof or thereof, and all prior understandings or agreements, whether written or oral, between Assignor and Assignee with respect to such subject matter are hereby superseded in their entirety.

                    (j)    Exhibits

                           The  exhibits  attached  hereto are  incorporated  by
reference herein and shall have the same force and effect with respect to the provisions set forth therein as though fully set forth in this Agreement.

                    (k)    Assignment and Successors

                           This   Agreement  may  not  be  assigned   except  by
operation of law. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by Assignor and Assignee and their respective successors.

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                    (l)    Confidentiality

                           This  Agreement  and  the  Ancillary  Agreements  are
confidential documents between the parties thereto and shall not be disclosed by either party to third parties without the prior written consent of the other party other than (i) to such party's directors, officers, employees, advisors, auditors, agents or representatives who are advised of the confidential nature of this Agreement and the Ancillary Agreements (and for whose compliance with the terms hereof, such party shall be liable), (ii) to the extent disclosure as required by any applicable law, regulation or judicial order or (iii) in connection with the disclosure requirements of the Securities and Exchange Commission. The obligations and protections contained in this Section 16(l) are in addition to and not a replacement of any obligations and protections provided pursuant to any confidentiality agreement executed by and currently in effect between the parties hereto or any of their respective Affiliates.

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         IN  WITNESS  WHEREOF,   the  undersigned  have  caused  this  PURCHASE,
ASSIGNMENT AND ASSUMPTION AGREEMENT to be duly executed as of the day and year first written above.


                                POLARIS AIRCRAFT INCOME FUND V

                                By:   Polaris Investment Management Corporation,
                                                  General Partner


                                By:    /S/ ERIC DULL
                                      --------------------------------
                                Name:  ERIC DULL
                                      --------------------------------
                                Title: PRESIDENT
                                      --------------------------------



                                TRITON AVIATION SERVICES V LLC

                                By:   Triton Aviation Services Limited,
                                      Manager


                                By:    /S/ JOHN E. FLYNN
                                      --------------------------------
                                Name:  JOHN E. FLYNN
                                      --------------------------------
                                Title: PRESIDENT
                                      --------------------------------